EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and the Chief Financial Officer of RenovaCare, Inc., respectively, certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the three months ended March 31, 2019 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of RenovaCare, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: May 14, 2019	By:	/s/ Harmel S. Rayat
	Name:	Harmel S. Rayat
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: May 14, 2019	By:	/s/ Stephen Yan-Klassen
	Name:	Stephen Yan-Klassen
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)